Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 9, 2001 included or incorporated by reference in Connecticut Water Service, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement filed on Form S-3.



Hartford, Connecticut
November 21, 2001

By: /s/ Arthur Andersen
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    ARTHUR ANDERSEN LLP